Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Popular, Inc. of our report dated March 3, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Popular, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
September 26, 2025

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